  UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported)

March 15, 2011

VETERANS IN PACKAGING, INC.

(Exact Name of Registrant as Specified in Its Charter)

Nevada

(State or Other Jurisdiction of Incorporation)

333-158584	57-1221013
Commission File Number	IRS Employer Identification No.

48 Zephyr Lane, Springfield, MA	01128
(Address of Principal Executive Offices)	Zip Code

413-796-8396
(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

      . Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

      . Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

      . Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

      . Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 401 - CHANGES IN REGISTRANT'S CERTIFYING ACCOUNTANT.

Dismissal of Li & Company, PC

On March 15, 2011, our Board of Directors dismissed Li & Company, PC (“Li”) as our independent registered public accounting firm.

There were no disagreements as defined in Item 304 of Regulation S-K with Li on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of Li, would have caused it to make reference in connection with any opinion to the subject matter of the disagreement. Further, during our most recent fiscal year and the subsequent interim periods through March 10, 2011, there were no reportable events (as defined in Item 304(a)(1)(v) of Regulation S-K).

The Registrant provided Li with a copy of this Report prior to its filing with the Securities and Exchange Commission and requested Li to furnish the Registrant with a letter addressed to the SEC, stating whether or not it agrees with the statements made above. A copy of such letter is included as Exhibit 16.1 to this Form 8-K.

Engagement of PMB Helin Donovan, LLP

On March 10, 2011, we appointed PMB Helin Donovan, LLP (“PMB”), an independent registered public accounting firm which is registered with, and governed by the rules of, the Public Company Accounting Oversight Board, as our independent registered public accounting firm. During our two most recent fiscal years, the subsequent interim periods thereto, and through March 10, 2011, neither us nor anyone on our behalf consulted PMB regarding either (1) the application of accounting principles to a specified transaction regarding us, either completed or proposed, or the type of audit opinion that might be rendered on our financial statements; or (2) any matter regarding us that was either the subject of a disagreement (as defined in Item 304(a)(1)(iv) of Regulation S-K and related instructions to Item 304 of Regulation S-K) or a reportable event (as defined in Item 304(a)(1)(v) of Regulation S-K).

ITEM 9.01

EXHIBITS

Exhibit No.               Description

16.1

Letter from Li & Company, PC

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VETERANS IN PACKAGING, INC.

Registrant

/s/ Edward Peplinski

By: Edward Peplinski

Its: President

Dated: March 15, 2011